                                                                   EXHIBIT 10.26

                        FIFTH AMENDMENT TO LOAN AGREEMENT

         THIS FIFTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into effective the 31st day of August, 2001, by and among THE CHASE MANHATTAN BANK, successor by merger to CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, f/k/a TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Lender"), with its office at 201 E. Main, El Paso, Texas 79901, HELEN OF TROY L.P., a Texas limited partnership, with its principal office at 1 Helen of Troy Plaza, El Paso, Texas 79912 and HELEN OF TROY LIMITED, a Barbados corporation, with its principal office at P.O. Box 836E, Whitepark House, White Park Road, Bridgetown, Barbados, West Indies (collectively, "Borrower"), HELEN OF TROY LIMITED, a Bermuda corporation ("Limited"), with its principal office at 1 Helen of Troy Plaza, El Paso, Texas 79912, HOT NEVADA, INC., a Nevada corporation, with its principal office at 1325 Airmotive Drive, Suite 130, Reno, Nevada 89502, HELEN OF TROY NEVADA CORPORATION, a Nevada corporation, with its principal office at 1 Helen of Troy Plaza, El Paso, Texas 79912, and HELEN OF TROY TEXAS CORPORATION, a Texas corporation, with its principal office at 1 Helen of Troy Plaza, El Paso, Texas 79912 (collectively "Guarantors") for the purpose of amending and supplementing that one certain Loan Agreement dated as of December 31, 1996, among Lender, HELEN OF TROY L.P., Limited and HELEN OF TROY TEXAS CORPORATION, as amended by an Amendment to Loan Agreement dated effective July 31, 1997, by a Second Amendment to Loan Agreement dated effective July 31, 1998, by a Third Amendment to Loan Agreement dated effective July 31, 2000, and by a Fourth Amendment to Loan Agreement dated effective July 31, 2001 (the "Loan Agreement"). Capitalized terms used, but not otherwise defined, in this Amendment shall have the meanings ascribed to them in the Loan Agreement.

         WHEREAS, Borrower has requested Lender to (i) extend the period in which Borrower may request loans under the reinstated committed revolving line of credit, (ii) increase the amount available under the Revolving Credit Loan,
(iii) increase the sub-limit for issuance of letters of credit, and (iv) extend to the Borrower an uncommitted guidance line of credit, all in accordance with the terms of this Amendment, which Lender is willing to do upon the terms and conditions hereinafter set forth:

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrower and Guarantors hereby agree as follows:

         1. Increase of Maximum Loan Total. From the effective date of this Amendment the amount available under the Revolving Credit Loan shall be increased from TEN MILLION DOLLARS ($10,000,000) to FIFTEEN MILLION DOLLARS ($15,000,000), to be evidenced by a Revolving Credit Loan Note dated effective August 31, 2001, executed by Borrower. Beginning August 31, 2001, and continuing until fully paid, the Maximum Loan Total available under the Note shall be in the amount of FIFTEEN MILLION DOLLARS ($15,000,000). The current outstanding principal balance of the Note as of the effective date of this Amendment is $10,000,000.

         2. Commitment Period. The Commitment Period is hereby extended to August 31, 2003.

         3. Consolidated EBITDA Definition. The definition of "Consolidated EBITDA" as set forth in Section 5 of the Third Amendment dated effective July 31, 2000, is hereby amended to read as follows:

                  Consolidated EBITDA. The term "Consolidated EBITDA" shall mean for any period the sum of Consolidated Net Earnings (as defined in the Loan Agreement), plus the total of

         (a) non-cash expenses, such as depreciation and amortization, (b) interest expense, and (c) federal income tax expenses, for Limited and its Subsidiaries, all determined in accordance with generally accepted accounting principles. Consolidated EBITDA shall further be increased by any write-off of goodwill mandated by generally accepted accounting principles.

         4. LETTERS OF CREDIT. Section 2.01 of the Loan Agreement is amended to read as follows:

                  2.01.1 Letters of Credit. In the event that during the Commitment Period Lender shall agree to issue on Borrower's account letters of credit ("Letters of Credit"), as defined in Chapter 5 of the Texas Uniform Commercial Code - Letters of Credit, then Borrower agrees as aforesaid that (i) the available principal balance of the Revolving Credit Loan shall be reduced by the aggregate amount of all Letters of Credit outstanding from time to time; (ii) outstanding Letters of Credit shall never exceed in the aggregate at any time the sum of $7,000,000.00, and (iii) no Letter of Credit shall have an expiry date later than November 30, 2003.

                  Borrower agrees to pay to Lender a fee for issuing Letters of Credit equal to the face amount of the Letter of Credit times one-half of one percent (0.50%) per annum (prorated based on the term of the Letter of Credit to be issued), and Borrower further agrees that should Lender be required to fund all or any part of any Letter of Credit on behalf of Borrower, any such funding shall be simultaneously charged to the Revolving Credit Loan, subject to all of the terms and conditions of this Agreement.

         5. RENEWAL OF REVOLVING CREDIT LOAN NOTE. Section 2.02 of the Loan Agreement is amended to read as follows:

                           2.02 Revolving Credit Loan Note. The Revolving Credit Loan shall be evidenced by the Revolving Credit Loan Note in the principal sum of $15,000,000, executed and delivered by Borrower, payable to the order of Lender, in form and substance acceptable to Lender. The Termination Date of the Revolving Credit Loan Note shall be August 31, 2003.

         6. TWO-WEEK INTEREST PERIOD RATE. Two-week Interest Period Loans shall no longer be made at an interest rate equal to the Effective Libo Rate as defined in the Revolving Credit Loan Note, but shall be made instead at an interest rate based on the Lender's money market rate for similar amounts, plus the following margin, which is dependent upon the Borrower's Consolidated Indebtedness to Consolidated EBITDA Ratio:




        CONSOLIDATED INDEBTEDNESS TO
        CONSOLIDATED EBITDA RATIO                         APPLICABLE MARGIN
        ----------------------------                      -----------------
                Under 1.00x                                    0.97%
             1.00x to 1.25x                                    0.97%
             1.26x to 1.50x                                    0.97%
             1.51x to 1.75x                                    1.25%
             1.76x to 2.00x                                    1.25%
             2.01x to 2.25x                                    1.52%
             2.26x to 2.50x                                    1.52%
             2.51x to 2.75x                                    2.02%
         Greater than 2.75x                                    2.02%

         7. UNCOMMITTED GUIDANCE LINE. Subject to the terms and conditions of the Loan Agreement, as amended, the Lender hereby establishes during the period coinciding with the Commitment Period (for the purposes of this Section 5 and Section 6 below, the "Advance Period"), an uncommitted line of credit (the "Uncommitted Line of Credit") in favor of the Borrower, pursuant to which the Lender may, in its sole discretion, from time to time make advances (an "Advance" or "Advances") in an aggregate amount of TEN MILLION DOLLARS ($10,000,000) (the "Uncommitted Line Amount").

         8. ADVANCES. In order to obtain an Advance from the Lender under the Uncommitted Line of Credit, the Borrower shall deliver to the Lender a written borrowing request (a "Borrowing Request") at least three (but not more than fifteen) Business Days prior to the date on which the Advance is to be made, specifying (i) the date (which shall be a Business Day) on which the Advance is to be made, (ii) the amount thereof, (iii) the Interest Period for such Loan, and (iv) the Maturity Date of such Loan (which must be on or before August 31, 2003). The Lender shall notify the Borrower in writing as to whether a Borrowing Request is approved. Upon fulfillment of the applicable conditions set forth in
Section 4 of the Loan Agreement, the Lender will make such Advance available to the Borrower at the offices of the Lender in El Paso, Texas. Each Advance will be evidenced by a separate promissory note ("Uncommitted Line Note") issued pursuant to the Loan Agreement. Interest on all Uncommitted Line Notes issued pursuant to the Loan Agreement shall be at the rates set forth below (being the same rate as in the Revolving Credit Note) and shall be due and payable quarterly, and each Uncommitted Line Note shall mature not later than August 31, 2003:


           CONSOLIDATED INDEBTEDNESS TO
            CONSOLIDATED EBITDA RATIO               LIBO RATE (AS DEFINED IN NOTE) PLUS
           ----------------------------             -----------------------------------
                 Under 1.00x                                   0.97%
              1.00x to 1.25x                                   0.97%
              1.26x to 1.50x                                   0.97%
              1.51x to 1.75x                                   1.25%
              1.76x to 2.00x                                   1.25%
              2.01x to 2.25x                                   1.52%
              2.26x to 2.50x                                   1.52%
              2.51x to 2.75x                                   2.02%
          Greater than 2.75x                                   2.02%

         9. ADDITION OF CO-OBLIGOR. On and after the date of the Amendment, Helen of Troy Limited, a Barbados corporation, shall be a co-obligor on the Revolving Credit Note and any Uncommitted Line Notes.

         10. GUARANTIES. Each of the undersigned Guarantors has this date executed a Continuing Guaranty Agreement, absolutely and unconditionally guaranteeing payment of the Revolving Credit Note and any Advances under the Uncommitted Line Notes.

         11. NEGATIVE PLEDGE. Section 8.03 of the Loan Agreement is hereby amended to add Helen of Troy Limited (Barbados), and shall read in its entirety as follows:

                  8.03 Liens. Neither Borrower, Limited nor Helen of Troy Limited (Barbados) shall grant, create, incur, assume, permit or suffer to exist any Lien upon its property, assets or revenues, whether now owned or hereafter acquired, except:

                           (a) liens for taxes not yet due, or which are being
             contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such party in accordance with generally accepted accounting principles;

                           (b) other Liens incidental to the conduct of its
             business or the ownership of its assets which (i) are expressly subordinated to all debt due Lender, and (ii) which do not in the aggregate materially detract from such party's ability to perform its obligations hereunder or in connection herewith;

                           (c) liens created by this Agreement, or hereafter
             granted to Lender for the benefit of Lender;

                           (d) purchase money Liens granted in connection with
             any purchase of equipment;

                           (e) liens, or any existing pledge of a deposit,
             securing the payment of senior debt by an Affiliate or Subsidiary to a foreign financial institution as disclosed in the financial statements delivered pursuant to Section 5.07 of this Agreement or which may be granted or amended and may be disclosed from time to time by any such party.

         12. CONTINUED VALIDITY. Except as expressly provided in this Amendment, all terms, conditions, representations, warranties, and covenants contained in the Loan Agreement, shall remain in full force and effect, and are hereby confirmed and acknowledged by Borrower.

         13. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be fully effective as an original, and all of which together shall constitute one and the same instrument.

         14. DISCLOSURE. As of the date hereof, there is no fact known to Borrower which Borrower has not disclosed to Lender in writing, that materially and adversely affects or in the future may (as far as Borrower can now foresee) materially and adversely affect the business, operations, properties, prospects or conditions, financial or otherwise, of Borrower or any of its affiliates. Borrower shall immediately notify the Lender in writing in the event any such fact or facts become known during the term of the Loan Agreement, as herein amended.

         15. CONDITIONS. This Amendment shall not be effective unless and until the Lender shall have received this Amendment and all such other agreements, documents or instruments necessary or required by Lender in connection with the transactions contemplated by this Amendment, all duly executed.

         16. NO DEFAULT. Borrower represents and warrants to Lender (after giving effect to the terms and conditions of this Amendment), that there exists on this day no Event of Default, as that term is defined in the Loan Agreement, and no event which, with notice or lapse of time or both, would become an Event of Default.

         17. Representations and Warranties. Borrower hereby represents and warrants to Lender that all of the representations and warranties set forth in the Loan Agreement (after giving effect to the terms and conditions of this Amendment), are true and correct on and as of the date of this Amendment as if made on and as of such date.

         18. Event of Default. It is understood and agreed by Borrower that an Event of Default shall exist if any representation, warranty or covenant made or deemed made by Borrower in this Amendment, in the Loan Agreement (including all amendments and supplements thereto), or in any document or exhibit attached thereto or referred to therein, shall prove to have been incorrect in any material respect on or as of the date made or deemed made.

         19. Construction. This Amendment and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with and governed by, the laws of the State of Texas, except as federal law may apply.

         20. Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

         21. Other Terms. Except as expressly provided herein, all of the terms and conditions of the Loan Agreement and the Guaranties (collectively, the "Loan Documents"), and any and all other documents described in or executed in connection with the Loan Documents shall continue in full force and effect and are hereby reaffirmed. It is expressly understood and agreed that if there are inconsistencies between or among the Loan Documents, the terms of the Loan Agreement, as amended, shall prevail.

         THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.




                              HELEN OF TROY L.P., a Texas limited partnership

                              By:   Helen of Troy Nevada Corporation
                                    General Partner


                              By:   /s/ RUSSELL G. GIBSON
                                    ------------------------------------------
                                    Russell G. Gibson
                                    Senior Vice President--Finance and Chief
                                    Financial Officer

                                 HELEN OF TROY LIMITED, a Barbados corporation


                                 By: /s/ RUSSELL G. GIBSON
                                    ------------------------------
                                    Russell G. Gibson
                                    Senior Vice President--Finance,
                                    Chief Financial Officer, and Treasurer


                                                                        BORROWER





                                 HELEN OF TROY LIMITED, a Bermuda corporation


                                 By: /s/ RUSSELL G. GIBSON
                                    ----------------------------------
                                    Russell G. Gibson
                                    Senior Vice President--Finance and
                                    Chief Financial Officer




                                 HOT NEVADA, INC. a Nevada corporation


                                 By: /s/ GARY B. ABROMOVITZ
                                    ----------------------------------
                                    Gary B. Abromovitz
                                    President, Treasurer and Secretary



                                 HELEN OF TROY NEVADA
                                 CORPORATION, a Nevada corporation


                                 By: /s/ RUSSELL G. GIBSON
                                    ----------------------------------
                                    Russell G. Gibson
                                    Senior Vice President--Finance and
                                    Chief Financial Officer

                                 HELEN OF TROY TEXAS CORPORATION
                                 a Texas corporation


                                 By: /s/ RUSSELL G. GIBSON
                                    ------------------------------
                                    Russell G. Gibson
                                    Senior Vice President--Finance,
                                    Chief Financial Officer, and Treasurer


                                                                      GUARANTORS


                                 THE CHASE MANHATTAN BANK


                                 By: /s/ RUBEN HERNANDEZ
                                    ------------------------------
                                    Ruben Hernandez
                                    Vice President

                                                                          LENDER